Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment  to the Registration Statement on Form N-1A of Hennessy Funds Trust and to the use of our reports dated December 24, 2024 on the financial statements and financial highlights of the Hennessy Cornerstone Growth Fund, Hennessy Focus Fund, Hennessy Cornerstone Mid Cap 30 Fund, Hennessy Cornerstone Large Growth Fund, Hennessy Cornerstone Value Fund, Hennessy Total Return Fund, Hennessy Equity and Income Fund, Hennessy Balanced Fund, Hennessy Energy Transition Fund, Hennessy Midstream Fund, Hennessy Gas Utility Fund, Hennessy Japan Fund, Hennessy Japan Small Cap Fund, Hennessy Large Cap Financial Fund, Hennessy Small Cap Financial Fund, Hennessy Stance ESG ETF, and Hennessy Technology Fund, each a series of Hennessy Funds Trust.   Such financial statements and financial highlights appear in the 2024 Annual Financial Statements in Form N-CSR which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2025